For Further Information Contact:

John C. Oakley

Chief Financial Officer

252-946-8081

Flanders Corporation Announces Intent to Voluntarily

Delist and Deregister Its Common Stock

WASHINGTON, NC – January 12, 2010 – Flanders Corporation (NASDAQ: FLDR) (the “Company”) today announced that it has submitted written notice to The NASDAQ Stock Market LLC (“NASDAQ”) of its intention to voluntarily delist its common stock from the NASDAQ Global Select Market. The Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on January 22, 2010 to delist its common stock. The delisting of the Company’s common stock is expected to take effect approximately ten days thereafter. The Company intends to file a Form 15 with the SEC on or about February 1, 2010 to terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to notify the SEC of the automatic suspension of its public reporting obligations under Section 15(d) of the Exchange Act.

“After careful consideration of various factors, the Company’s Board of Directors determined that deregistration of the Company’s common stock is in the best overall interests of the Company’s shareholders,” stated Harry Smith, Chairman of the Company’s Board of Directors, and Company President and Chief Executive Officer. “These factors included, among other things, the substantial savings the Company expects to realize from reductions in legal, accounting and other costs and other burdens associated with the Company’s Exchange Act reporting and costs associated with the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002.”

As of the date of the filing of the Form 15, the Company’s obligation to file certain reports under the Exchange Act, including Forms 10-K, 10-Q and 8-K, will be immediately suspended, and other filing requirements will terminate upon the effectiveness of the deregistration, which should occur 90 days after the filing of the Form 15. However, Mr. Smith states, “Keeping the best interests of our shareholders in mind, Flanders has decided to pursue quotation of its common stock on the OTCQX market, a liquid market that requires high standards of disclosure to investors, and to adopt voluntarily certain corporate governance procedures for the next two years for the added protection of our shareholders, including the retention of two independent Board members, providing audited annual financial statements and requiring annual Board ratification of related party transactions.” In addition, Flanders intends to continue to hold annual shareholders’ meetings and to make current public information available through its website (www.flanderscorp.com). The Company can provide no assurance, however, that its common stock will be eligible for quotation on the OTCQX market or continue to trade on that or on any other market.

As previously reported, the Company received a NASDAQ Staff Deficiency Letter on December 18, 2009 notifying the Company that it fails to comply with NASDAQ Listing Rule 5605(c)(4)(A) because it does not have at least three Audit Committee members, all of which must be considered independent by NASDAQ standards, and Listing Rule 5605(b)(1) because its Board of Directors does not have a majority of independent directors. The Company was given a cure period to regain compliance by the earlier of the next annual shareholders’ meeting or December 15, 2010.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements made in this press release other than statements of historical fact are forward-looking statements. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements to differ materially from its expectations of future results, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

About Flanders

Flanders is a leading air filtration products manufacturer. Flanders’ products are utilized by many industries, including those associated with commercial and residential heating, ventilation and air conditioning systems, semiconductor manufacturing, ultra-pure materials, biotechnology, pharmaceuticals, synthetics, nuclear power and nuclear materials processing.

For further information on Flanders and its products, visit its web site at http://www.flanderscorp.com or contact John Oakley at 252-946-8081.

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